Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-90860 and No. 333-75255) of the Featherlite Inc. 1994 Stock Option Plan and Registration Statement on Form S-3 (No. 333-65647) of our report, dated February 8, 1999, on the consolidated financial statements of Featherlite Inc., which report is included in the Annual Report on Form 10-K for the year ended December 31, 1999.




                                           /s/ MCGLADREY & PULLEN, LLP


Rochester, Minnesota
  March 23, 2000